UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2005

CLICK COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	[ ]	36-4088644
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive, 52nd Floor, Chicago, Illinois  60601

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (312) 482-9006

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                                 Acquisition or Disposition of Assets

On May 27, 2005, Click Commerce, Inc. (the “Company”) through its wholly owned subsidiary Xelus Acquisition, Inc. (“Xelus Acquisition”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Xelus, Inc. (“Xelus”) pursuant to which Xelus Acquisition acquired Xelus through a merger of Xelus Acquisition of New York, Inc., a wholly-owned subsidiary of Xelus Acquisition with and into Xelus (the “Merger”).

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Agreement and Plan of Merger attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                                              Financial Statements and Exhibits.

(a)                                  Financial Statements of Business Acquired

As of the date of the filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by Item 9.01(a).  In accordance with Item 9.01(a) of Form 8-K, such financial statements shall be filed by an amendment to this Current Report on Form 8-K no later than August 10, 2005.

(b)                                 Pro Forma Financial Information

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the pro forma financial information, as required by this Item 9.01(b).  In accordance with Item 9.01(b) of Form 8-K, such financial statements shall be filed by an amendment to this Current Report on Form 8-K no later than August 10, 2005.

(c)                                  Exhibits

Exhibit No.	Description

99.1	Agreement and Plan of Merger, dated May 27, 2005, between Click Commerce, Inc., Xelus Acquisition, Inc., Xelus Acquisition of New York, Inc. and Xelus, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICK COMMERCE, INC.

Date: June 2, 2005

/s/ Michael W. Nelson
Name: Michael W. Nelson
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Agreement and Plan of Merger, dated May 27, 2005, between Click Commerce, Inc., Xelus Acquisition, Inc., Xelus Acquisition of New York, Inc. and Xelus, Inc.